CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-08003), the Registration Statement on Form S-3 (File No. 333-39681) and the Registration Statement on Form S-3, as amended (File No. 333-45201) of The Vincam Group, Inc. of our report dated January 31, 1997, with respect to the financial statements of Staff Administrators, Inc. at December 31, 1996, and for each of the two years in the period ended December 31, 1996, which appears on page 15 of this Form 10-K/A No. 1 (Commission File No. 0-28148).


/s/ EHRHARDT KEEFE STEINER & HOTTMAN PC



Denver, Colorado
April 7, 1998